UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2007

PLANETLINK COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Georgia	000-31763	58-2466623
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1415 Bookhout Drive, Cumming, GA, 30041
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (678) 455-7075

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 29, 2007 we entered into a Binding Letter of Intent with Pluginz, LLC with respect to our proposed acquisition of 100% of the capital stock of Pluginz, Inc. and Plugin Stores, Inc., which together comprise the Pluginz business (collectively “Pluginz”). The closing date shall be within 30 days from the date of the Binding Letter of Intent, unless mutually extended in writing, at which time we intend to enter into a definitive agreement with Pluginz.

Under the terms of the Binding Letter of Intent, we proposed to purchase the stock in Pluginz with a combination of cash and stock for total consideration of approximately $1,250,000.

Further, under the Agreement, within 60 days calendar days from closing, we will merge our company with Pluginz, with PlanetLink Communications, Inc. as the surviving entity. We agreed to change the name of our company to Vanguard Digital, Inc. a name that accurately reflects the new business and reincorporate to Delaware within 60 calendar days from closing. We further agreed to name Mr. Robert Lott as the our President and Chief Executive Officer, Mr. Christopher Gilcher as our part-time Chief Financial Officer, Mr. Chris Piercy as a director and Mr. Scott Gallagher as Co-Chairman. Mr. M. Dewey Bain will have the title of Co-Chairman. Messrs. Lott, Bain, Gilcher and Gallagher will enter into employment agreements with us and the management of Pluginz and its affiliates will enter into two-year non-compete agreements in addition to employment agreements. Ms. Trombly will remain as a director and we intend to appoint Mr. Piercy as a director. Mr. Lott will receive $100,000 per year, with incentives, and a bonus plan for up to 50% of his annual salary. Mr. Bain will receive $100,000 per year, with incentives, and a bonus plan for up to 50% of his annual salary. Mr. Lott will receive $150,000 per year, with incentives, and a bonus plan for up to 50% of his annual salary. Mr. Gilcher will receive $50,000 per year.

Additionally, we agreed to close a financing of at least $1,000,000 within 21 days of the closing date. Upon signing the Agreement, both parties agreed that if the acquisition described herein does not close for reasons not described in the Agreement, the party that cancels the Agreement shall pay the other party a break-up fee of $50,000.

The foregoing description of the terms and conditions of the Agreement is qualified in its entirety by, and made subject to, the more complete information set forth in the Binding Letter of Intent filed as exhibit 10.1, incorporated herewith.

Also on March 29, 2007, we entered into two Settlement and General Release Agreements with Sean Fulda and with Michael Fulda with respect to the cancellation of all Preferred Shares held by each in consideration for $100,000 paid to Sean Fulda and $100,000 paid to Michael Fulda. Under the terms of the Settlement Agreements we agreed to cancel the 1,041,667 Preferred Shares held by Sean Fulda and the 1,041,667 Preferred Shares held by Michael Fulda, and agreed that any and all agreements between us and these parties are cancelled and terminated. Further, under the Settlement Agreements, the parties mutually agreed to release the other from any present or future claims.

In addition, under the terms of the Settlement Agreement between us and Sean Fulda, we agreed to transfer to Sean Fulda, all rights in our coin wash subsidiary, Coin Wash Associates, Inc., including all of the assets and liabilities within 30 days from closing.

The foregoing description of the terms and conditions of the Settlement Agreements is qualified in its entirety by, and made subject to, the more complete information set forth in the Settlement Agreement and General Release between the Company and Sean Fulda and between the Company and Michael Fulda, filed as exhibits 10.2 and 10.3., respectively, incorporated herewith.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

On March 14, 2007, the Georgia Secretary of State declared our Articles of Amendment effective. The Articles of Amendment amended our Amended and Restated Articles of Incorporation to increase our authorized common stock from 1.5 billion shares to 5 billion shares. We were not notified of this acceptance until April 2, 2007.

ITEM 8.01 OTHER EVENTS

On March 5, 2007, we held our 2006 Annual Meeting of Stockholders. The results of the meeting were as follows:

Proposal 1: Election of Directors.
	FOR	WITHELD
Amy M. Trombly	2,019,871,544	14,653,271
M. Dewey Bain	2,019,704,634	14,820,181
James T. Crane	2,020,088,744	14,436,071

Proposal 2: Amendment of the Amended and Restated Articles of Incorporation to increase the number of authorized shares from 1.5 billion to 5 billion.

FOR	1,345,072,705
AGAINST	55,423,133
ABSTAIN	7,486,957

Proposal 3: Amendment of the Amended and Restated Articles of Incorporation to effect a reverse split in the range of 50:1 to 150:1.

FOR	1,930,647,485
AGAINST	88,602,935
ABSTAIN	15,274,393

This report may contain forward-looking statements that involve risks and uncertainties, including, without limitation, statements concerning our business and possible or assumed future results of operations. We generally use words such as "believe," "may," "could," "will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Amendment, filed March 14, 2007 (filed herewith).

10.1	Binding Letter of Intent between the Company and Pluginz, LLC, dated March 29, 2007 (filed herewith).

10.2	Settlement Agreement and General Release between the Company and Sean Fulda, dated March 29, 2007 (filed herewith).

10.3	Settlement Agreement and General Release between the Company and Michael Fulda, dated March 30, 2007 (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PlanetLink Communications, Inc. (Registrant)

Date April 3, 2007	By:	/s/ M. Dewey Bain
M. Dewey Bain
Chief Executive Officer